EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of Denbury Resources Inc. on Form S-8 of our report dated February 27, 1998, on the consolidated financial statements of Denbury Resources Inc., incorporated by reference in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 1997 and of our report dated February 27, 1998, relating to the financial statement schedule appearing in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 1997.



Deloitte & Touche LLP



Calgary, Alberta
January 12, 1999


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